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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the use in this registration statement on Form S-1 of our report dated April 10, 1996, on our audit of the financial statements of Boron, LePore & Associates, Inc. as of December 31, 1995 and for the years ended December 31, 1994 and 1995. We also consent to the reference to our firm under the caption "Experts."

                                          M.R. Weiser & Co. llp


Edison, NJ

August 13, 1997